Exhibit 23.
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement No. 333-115666 on Form S-8 of NorthWest Indiana Bancorp of our report dated March 18, 2008 on the consolidated financial statements of NorthWest Indiana Bancorp, which report is in Form 10-K for NorthWest Indiana Bancorp for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC
South Bend, Indiana
March 18, 2008

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